Exhibit (a) 1.13

RUSSELL INVESTMENT COMPANY

AMENDMENT TO MASTER TRUST AGREEMENT

Regarding Re-Designation and Designation of Sub-Trusts and Classes and Dividends

AMENDMENT NO. 12 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the “Agreement”), done this 5th day of December, 2006, by the Trustees under such Agreement.

WITNESSETH:

WHEREAS, Section 4.1 of the Agreement provides the Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct Sub-Trusts, and to fix and determine the relative rights and preferences as between the shares of the separate Sub-Trusts; and

WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate Sub-Trusts and classes thereof; and

WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the Sub-Trusts in accordance with the provisions of such Section 4.2; and

WHEREAS, the Trustees wish to establish and designate additional Sub-Trusts and classes of shares of interest in such Sub-Trusts and other existing Sub-Trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such Sub-Trusts and re-designate certain Sub-Trusts;

WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval; and

WHEREAS, the Trustees desire to revise Section 4.2(c) of the Agreement with respect to dividends.

NOW, THEREFORE, the Trustees hereby the Trustees hereby make the following revisions to the Agreement:

ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS

•	Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trusts, and without affecting rights and preferences of the existing sub-trusts or class of any Sub-Trust, the Trustees hereby re-designate the following sub-trusts:

Current Designation	Re-Designation
2017 Moderate Distribution Strategy Fund – A Shares	2007 Retirement Distribution Fund
2017 Enhanced Distribution Strategy Fund – A Shares	2007 Accelerated Distribution Fund
2027 Moderate Distribution Strategy Fund – A Shares	2007 Extended Distribution Fund

And amend Article IV to delete each of the following names in each place where such names appear:

2017 Moderate Distribution Strategy Fund – S Shares

2017 Enhanced Distribution Strategy Fund – S Shares

2027 Moderate Distribution Strategy Fund – S Shares

•	Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of any existing Sub-Trust, the Trustees hereby establish and designate one additional Sub-Trust designated as the Global Equity Fund. This Sub-Trust shall have all the relative rights and preferences granted by the Agreement to the existing Sub-Trusts including those listed in Section 4.2 of the Agreement.

In furtherance thereof, the Trustees direct that the new Shares shall have all the relative rights and preferences set forth in Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except as set forth in the Amended and Restated Master Trust Agreement.

•	In order to clarify the current Sub-Trusts which the Trustees have established and designated and remove references to Sub-Trusts previously established and designated which never commenced operations, the first paragraph of Section 4.2 is hereby amended and restated in its entirety as follows:

Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following Sub-Trusts:

Conservative Strategy Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund (formerly Aggressive Strategy Fund)

Equity Growth Strategy Fund (formerly Equity Aggressive Strategy Fund and prior to that, Equity Balanced Strategy Fund)

2010 Strategy Fund

2020 Strategy Fund

2030 Strategy Fund

2040 Strategy Fund

2007 Retirement Distribution Fund

2007 Accelerated Distribution Fund

2007 Extended Distribution Fund

Equity I Fund

Equity Q Fund

Equity II Fund

International Fund

Fixed Income I Fund

Fixed Income III Fund

Real Estate Securities Fund

Emerging Markets Fund

Short Duration Bond Fund (formerly Short-Term Bond Fund and prior to that, formerly Fixed Income II Fund and survivor and by merger of Volatility Constrained Bond Fund)

Diversified Equity Fund

Quantitative Equity Fund

Global Equity Fund

Tax-Managed Large Cap Fund (formerly Equity T Fund)

Special Growth Fund

Tax-Managed Mid & Small Cap Fund (formerly Tax-Managed Small Cap Fund)

International Securities Fund

Diversified Bond Fund

Multistrategy Bond Fund

Tax Exempt Bond Fund (formerly Limited Volatility Tax Free Fund)

Select Growth Fund

Select Value Fund

Tax-Managed Global Equity Fund (formerly Tax-Managed Equity Aggressive Strategy Fund)

Money Market Fund

Tax Free Money Market Fund

U.S. Government Money Market Fund

Russell Multi-Manager Principal Protected Fund

ESTABLISHMENT AND DESIGNATION OF CLASSES OF THE SUB-TRUSTS

•	The Shares of the Global Equity Fund shall be designated as follows:

Sub-Trust	Designation
Global Equity Fund	A, C, E, S

•	Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of any existing Sub-Trust, the Trustees hereby establish and designate a new Class A Shares for the for the existing Diversified Equity, Quantitative Equity, Special Growth, Real Estate Securities, International Securities, Emerging Markets, Short Duration Bond and Multistrategy Bond Funds.

In furtherance thereof, the Trustees direct that new Class A Shares of the existing Diversified Equity, Quantitative Equity, Special Growth, Real Estate Securities, International Securities, Emerging Markets, Short Duration Bond and Multistrategy Bond Funds shall have all the relative rights and preferences set forth in Section 4.2 and 4.3 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of the Sub-Trusts, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except as set forth in the Agreement.

•	In order to clarify the current Classes of the Sub-Trusts which the Trustees have established and designated and remove references to Classes of Sub-Trusts previously established and designated which never commenced operations, Section 4.3 is hereby amended and restated in its entirety as follows:

Section 4.3 Establishment and Designation of Classes of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 of this Agreement to establish and designate any further Sub-Trusts and Classes of Sub-Trusts, and without affecting the rights and preferences of existing Sub-Trusts and Classes, the Trustees hereby establish and designate the following Classes for the Sub-Trusts listed below:

Sub-Trust	Class A	Class B	Class C	Class E	Class I	Class R1	Class R2	Class R3	Class S	Class Y
Conservative Strategy Fund	X		X	X		X	X	X	X
Moderate Strategy Fund	X		X	X		X	X	X	X
Balanced Strategy Fund	X		X	X		X	X	X	X
Growth Strategy Fund	X		X	X		X	X	X	X
Equity Growth Strategy Fund	X		X	X		X	X	X	X
2010 Strategy Fund	X		X	X		X	X	X	X
2020 Strategy Fund	X		X	X		X	X	X	X
2030 Strategy Fund	X		X	X		X	X	X	X
2040 Strategy Fund	X		X	X		X	X	X	X
2007 Retirement Distribution Fund	X
2007 Accelerated Distribution Fund	X
2007 Extended Distribution Fund	X
Equity I Fund				X	X					X
Equity Q Fund				X	X					X
Equity II Fund				X	X					X
International Fund				X	X					X
Fixed Income I Fund				X	X					X
Fixed Income III Fund				X	X					X
Real Estate Securities Fund	X		X	X					X
Emerging Markets Fund	X		X	X					X
Short Duration Bond Fund	X		X	X					X
Diversified Equity Fund	X		X	X					X
Quantitative Equity Fund	X		X	X					X
Global Equity Fund	X		X	X					X
Tax-Managed Large Cap Fund			X	X					X
Special Growth Fund	X		X	X					X
Tax-Managed Mid & Small Cap Fund			X	X					X
International Securities Fund	X		X	X					X

Sub-Trust	Class A	Class B	Class C	Class E	Class I	Class R1	Class R2	Class R3	Class S	Class Y
Diversified Bond Fund			X	X					X
Multistrategy Bond Fund	X		X	X					X
Tax Exempt Bond Fund			X	X					X
Select Growth Fund			X	X	X				X
Select Value Fund			X	X	X				X
Tax-Managed Global Equity Fund			X	X					X
Money Market Fund	X								X
Tax Free Money Market Fund									X
US Government Money Market Fund									X
Russell Multi-Manager Principal Protected Fund	X	X	X

The Trustees direct that each Class of Shares of each Sub-Trust shall have all the relative rights and preferences set forth herein, shall represent an equal proportionate interest in the underlying assets and liabilities of such Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except that:

•	each Class of Shares offered in connection with a Distribution Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its Distribution Plan and will have exclusive voting rights on matters pertaining to the Distribution Plan of the Class and any related agreements;

•	each Class of Shares offered in connection with a Shareholder Services Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its respective Shareholder Services Plan and will have exclusive voting rights on matters pertaining to the Shareholder Services Plan of the Class and any related agreements;

•	each Class of Shares of a Sub-Trust shall contain such conversion feature as may be required to comply with regulations applicable to the Sub-Trust or to the issuance of Shares of the Sub-Trust;

•	each Class of Shares of a Sub-Trust will bear, as a charge against distributable income or gains or as a reduction in interest, differing amounts of certain expenses attributable to the Class;

•	the Trustees shall provide for differing payments of dividends from income or distributions of gains on a Class of Shares of a Sub-Trust to reflect different charges against such income or gains or otherwise to equalize the net asset values of the Classes or, in the absence of such policies, the net asset value per share of different Classes of a Sub-Trust may differ at certain times;

•	each Class of Shares of a Sub-Trust may be accorded such different exchange privileges from Shares of another Class as the Board may deem proper from time to time;

•	each Class of Shares of a Sub-Trust shall be subject to such different conditions of redemption, as shall be set forth in the Trust’s registration statement from time to time;

•	each Share of any Class of a Sub-Trust will vote exclusively on matters solely affecting Shares of that Class, and shall not vote upon matters which do not affect such Class;

•	each Class of Shares of a Sub-Trust will have a different class designation from any other Class of that Sub-Trust; and

•	each Class of Shares of a Sub-Trust may have such additional rights and preferences, or be subject to such restrictions and qualifications, as the Trustees by resolution may determine, consistent with the provisions of the 1940 Act and the Internal Revenue Code, as amended, and not otherwise identified above.

AMENDMENT AND RESTATEMENT OF SECTION 4.2(c):

Section 4.2(c) of the Agreement is restated in its entirety as follows:

Dividends: Dividends and distributions on Shares of a particular Sub-Trust may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust. Dividends and distributions on Shares of a particular Sub-Trust may be paid from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust. Dividends and distributions on Shares of a particular Sub-Trust may also be paid from such Sub-Trust’s capital as required or necessary to comply with applicable law. For the 2007 Retirement Distribution Fund, 2007 Accelerated Distribution Fund and 2007 Extended Distribution Fund (the “Retirement Distribution Funds”) only, dividends and distributions on Shares of a particular Sub-Trust may be paid from such Sub-Trust’s capital in accordance with the dividend and distribution policy of those Funds as described in the Prospectuses for those Funds. All dividends and distributions on Shares of a particular Sub-Trust shall be distributed pro rata to the holders of Shares of that Sub-Trust in proportion to the number of Shares of that Sub-Trust held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Sub-Trust or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Thaddas L. Alston	Michael J. A. Phillips

Paul E. Anderson	Raymond P. Tennison

Kristianne Blake	Jack R. Thompson

Daniel P. Connealy	Julie W. Weston

Jonathan Fine